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                                   AGREEMENT

     This Agreement ("Agreement") dated as of November 22, 1996 by and between SA Telecommunications, Inc., a Delaware corporation (the "Company") and Jesup & Lamont Capital Markets, Inc. (the "Holder").

     WHEREAS, the Company and the Holder entered into a Warrant Purchase Agreement dated as of July 31, 1995 ("Warrant Agreement"), pursuant to which the Holder purchased a Common Stock Purchase Warrant dated July 31, 1995 exercisable into an aggregate of 500,000 shares (the "Warrant Shares") of the Company's Common Stock, $.0001 par value (the "Common Stock") (the "Warrant");

     WHEREAS, the Company and the Holder entered into a Share Purchase Agreement dated as of July 31, 1995 ("Share Agreement"), pursuant to which the Holder purchased 166,667 shares (the "Conversion Shares") of Series A Cumulative Convertible Preferred Stock, convertible into 1,333,336 shares of Common Stock;

     WHEREAS, pursuant to the Share Agreemen and the Warrant Agreement, the Company granted to the Holder piggy-back registration rights ("Registration Rights") with respect to the Conversion Shares and the Warrant Shares;

     WHEREAS, the Company and the Holder entered into a Settlement Agreement dated as of March 25, 1996 (the "Settlement Agreement"), pursuant to which the Company issued to Holder 50,000 shares of Common Stock (the "Registrable Securities") and granted Holder the same Registration Rights with respect to such Registrable Securities;

     WHEREAS, the Company and the Holder desire to enter into an indemnification agreement with respect to the registration of the Registrable Securities;

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     "ACT" means the Securities Act of 1933, as amended.

     "COMMISSION" means Securities and Exchange Commission.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint

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     stock company, trust or unincorporated organization.

     "PROSPECTUS" means the prospectus which is part of a Registration Statement, and includes any preliminary prospectus and/or supplemental prospectus.

     "REGISTRATION STATEMENT" means a registration statement filed with the Commission under the Act which includes the Registrable Securities being registered pursuant to the registration rights granted pursuant to the Share Agreement, the Warrant Agreement and the Settlement Agreement.

     "SELLING HOLDER" means the Holder whose Registrable Securities are included in a Registration Statement.

     2.   Indemnification.

              (a) INDEMNIFICATION BY SELLING HOLDER. Selling Holder in its capacity as a Selling Holder agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act) and its respective agents and counsel against any losses, claims, damages, liabilities and expenses (including attorneys' fees) resulting from any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon information furnished by, or on behalf of, such Selling Holder in its capacity as a Selling Holder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Person so furnished by such Person specifically for use in the preparation of any Prospectus or Registration Statement.

              (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder or under Section 10.5 of the Warrant Agreement or under Section 8.5 of the Share Agreement will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term

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     thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

              (d) CONTRIBUTION. If for any reasons the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and indemnifying party, as well as any other relevant equitable considerations.

     3. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of the Company and the Holder.

     4. NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery or registered first-class mail to the Company or Holder, as the case may be, at its address set forth on the signature page hereto.

     5. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that Holder may not assign its rights hereunder to any Person.

     6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     8. GOVERNING LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, constructions and effect and in all other aspects by the substantive laws of the State of Texas, without reference to conflicts of laws principles.

     9. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other


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respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges established by this Agreement shall be enforceable to the fullest extent permitted by law.

     10. ENTIRE AGREEMENT. This Agreement, the Share Agreement and the Warrant Agreement and the agreements contemplated thereby are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

     11. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recovery reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SA TELECOMMUNICATIONS, INC.                 JESUP & LAMONT CAPITAL MARKETS,
                                            INC.
By: /s/ Jack W. Matz, Jr.
    ---------------------                   BY: /s/ Howard Curd
     Jack W. Matz, Jr.                          ---------------
     Chairman & Chief Executive             TITLE: E.V.P.
     Officer                                650 Fifth Avenue
     1600 Promenade Center                  New York, NY 10019
     Richardson, Texas 75080



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